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                                                                    EXHIBIT 4.32

                                                                [EXECUTION COPY]

                      TENTH AMENDMENT, WAIVER AND CONSENT

     TENTH AMENDMENT, WAIVER AND CONSENT, dated as of November 21, 1995 (this "AMENDMENT"), among FLAGSTAR CORPORATION, a Delaware corporation formerly known as TW Services, Inc. ("FLAGSTAR"), TWS FUNDING, INC., a Delaware corporation ("FUNDING"), and each financial institution executing this Amendment as a "Lender" (each, a "LENDER").

PRELIMINARY STATEMENTS:

     1. Flagstar, Funding, the Lenders and the Co-Agents and Managing Agent referred to therein have entered into a Credit Agreement dated as of October 26, 1992 (as amended to date, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

     2. Pursuant to the Ninth Amendment, Waiver and Consent dated as of August 24, 1995, the Lenders agreed that the conditions set forth in Section 5.02(e)(viii)(ii) of the Credit Agreement would be satisfied if the sale by Canteen Holdings, Inc. ("CANTEEN") of IM Parks, Inc. and its Subsidiary pursuant to a Stock Purchase Agreement dated July 14, 1995 (the "PARKS PURCHASE AGREEMENT")(the "PARKS SALE TRANSACTION"), were consummated substantially on the terms described on Exhibit A attached to the Ninth Amendment, Waiver and Consent. The terms of the Parks Sale Transaction have been amended to, among other things, reduce the purchase price from $110,000,000 to $104,100,000 (in each case, subject to adjustment). Flagstar has requested the Lenders to approve the revised terms of the Parks Sale Transaction.

     3. Canteen proposes to sell its Volume Services Business by selling IM Stadium, Inc. and its Subsidiaries (the "SUBJECT SUBSIDIARIES") pursuant to a Stock Purchase Agreement proposed to be entered into on November 27, 1995 (the "VOLUME SERVICES PURCHASE AGREEMENT") and having terms substantially similar to those set forth on Schedule A hereto (the "VOLUME SERVICES SALE TRANSACTION"). Flagstar has asked the Lenders to approve the Volume Services Sale Transaction in accordance with Section 5.02(e)(viii) of the Credit Agreement (as amended hereby).

     4. The Borrowers have requested that the Loan Documents be amended to permit the issuance of Letters of Credit having an expiration date later than 60 days prior to the expiration of the Working Capital Commitments on a cash collateralized basis. In addition, the Borrowers have requested that the Credit Agreement be amended to adjust certain of the financial covenants.

     5. The Borrowers have further requested that the Lenders agree to permit one or more of the Lenders to waive any or all of the reduction of their respective Commitments that would otherwise result from the consummation of the Volume Services Sale Transaction.

     6. The Lenders have expressed their willingness to grant Flagstar's request to grant the requisite waivers and consents to permit the consummation of the Parks Sale Transaction and the Volume Services Sale Transaction and to amend the Credit Agreement on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

     SECTION 1. WAIVER AND CONSENT FOR THE PARKS SALE TRANSACTION. (a) By execution of this Tenth Amendment, Waiver and Consent, the Lenders hereby agree that the condition set forth in Section 5.02(e)(viii)(i) of the Credit Agreement with respect to the Parks Sale Transaction shall be satisfied if Flagstar shall have returned to the Issuing Banks for cancellation all Letters of Credit set forth on Schedule B hereto other than the Letters of Credit marked with an asterisk on Schedule B (the "PARKS REMAINING LETTERS OF CREDIT"), PROVIDED that within 60 days after the consummation of the Parks Sale Transaction, the Borrowers shall have returned to the applicable Issuing Bank for cancellation the Parks Remaining Letters of Credit or shall have deposited cash collateral with such Issuing Bank in an amount equal to the Available Amount of the Parks Remaining Letters of Credit.

     (b) The Lenders hereby agree that the conditions set forth in Section 5.02(e)(viii)(ii) of the Credit Agreement with respect to the Parks Sale Transaction shall be satisfied if the Parks Sale Transaction is consummated upon substantially the terms described in the attached Schedule C.

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     (c) For the purposes of clarification, the Lenders agree to amend Section
4(c)(ii) of the Ninth Amendment, Consent and Waiver by deleting therefrom the phrase "each Lender that has a Waiver Percentage" and substituting therefor the phrase "the Lenders".

     SECTION 2. WAIVER AND CONSENT FOR THE VOLUME SERVICES SALE TRANSACTION. (a) The Lenders hereby agree that the condition set forth in Section 5.02(e)(viii)(i) of the Credit Agreement (as amended hereby) with respect to the Volume Services Sale Transaction shall be satisfied if Flagstar shall have returned to the Issuing Banks for cancellation all Letters of Credit set forth on Schedule D hereto other than (x) the Letters of Credit marked with an asterisk on Schedule D (the "VOLUME SERVICES REMAINING LETTERS OF CREDIT"), PROVIDED that within 60 days after the consummation of the Volume Services Sale Transaction, the Borrowers shall have returned to the applicable Issuing Bank for cancellation the Volume Services Remaining Letters of Credit or shall have deposited cash collateral with such Issuing Bank in an amount equal to the Available Amount of the Volume Services Remaining Letters of Credit; and (y) Letters of Credit issued for the account of Flagstar to support retained liabilities in respect of the Volume Services Sale Transaction, PROVIDED that the aggregate Available Amount of such Letters of Credit is deducted from cash received in respect of the Volume Services Sale Transaction for purposes of the determination of the amount of Net Cash Proceeds required pursuant to subsection
(b) below.

     (b) The Lenders hereby agree that the conditions set forth in Section 5.02(e)(viii)(ii) and 5.02(e)(viii)(iii) of the Credit Agreement (as amended hereby) with respect to the Volume Services Sale Transaction shall be satisfied if (x) as a result of the closing of the Volume Services Sale Transaction, the Working Capital Facility is reduced (prior to giving effect to any waivers of Commitment reduction pursuant to Section 5 below) by an amount equal to the Net Cash Proceeds, but not less than $60,000,000, from the Volume Services Sale Transaction and (y) Flagstar shall have delivered to the Managing Agent a certificate representing that the aggregate retained liabilities in respect of the Volume Services Sale Transaction (including, without limitation, retained liabilities which are payable as drawings under Letters of Credit as provided in subsection (a) above) are payable in an amount of not more than $5,000,000 in any twelve consecutive months.

     SECTION 3. AMENDMENT OF THE CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, hereby amended as follows:

     (a) Section 2.13(a) is amended by deleting therefrom the second sentence thereof and substituting therefor the following:

     No Letter of Credit shall have an expiration date (including all rights of Funding or the beneficiary to require renewal) later than the earlier of 60 days before the then scheduled Working Capital Facility Termination Date and one year after the issuance thereof, but may by its terms be renewable annually with the consent of the Issuing Bank thereof, PROVIDED that an Issuing Bank may agree in its sole discretion to permit any Letter of Credit to have an expiration date not later than 60 days before the first anniversary of the then scheduled Working Capital Termination Date, PROVIDED, FURTHER that Funding shall deposit into the Funding Cash Collateral Account at least five Business Days prior to the Working Capital Facility Termination Date an amount equal to 105% of the sum of (i) the aggregate Available Amount of all Letters of Credit that have an expiration date (after giving effect to any renewal) that extends beyond the scheduled Working Capital Facility Termination Date and (ii) the aggregate amount of all fees and expenses owing on or in respect of such Letters of Credit.

     (b) Section 2.13(f)(ii) is amended by deleting the phrase "and on the Working Capital Termination Date" and substituting therefor the phrase "and on the date of the full drawing, expiration, termination or cancellation of the last of such Letters of Credit to remain outstanding."

     (c) Section 5.02(e)(viii) is amended by deleting the date "December 31, 1995"and substituting therefor the date "January 31, 1996".

     (d) Section 5.04(a) is amended to delete therefrom the figure "5.90:1.00" and substituting therefor the figure "6.50:1.00".

     (e) Section 6.01 is amended by adding to the end of clause (q) thereof the word "or" and adding a new clause (r) thereto to read as follows:

     (r) any Loan Party or any of its Subsidiaries shall pay an aggregate amount in any period of twelve consecutive months in excess of $5,000,000 in respect of any liabilities retained in connection with the sale of IM Stadium, Inc. and its Subsidiaries in accordance with Section 5.02(e)(viii);

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     SECTION 4. AMENDMENT OF SECURITY AGREEMENT. Section 8 of the Security
Agreement is amended in full as follows:

          SECTION 8. RELEASE OF AMOUNTS. (a) So long as no Event of Default shall have occurred and be continuing on any date prior to the fifth Business Day prior to the Working Capital Facility Termination Date, the Managing Agent will pay and release to Flagstar or Funding, as applicable, at the request of Flagstar, the amount, if any, by which the credit balance of the Cash Collateral Accounts exceeds all amounts then due and payable under the Loan Documents, together with all accrued and unpaid interest and fees under the Credit Agreement; PROVIDED, HOWEVER, that any funds paid into the Cash Collateral Accounts pursuant to Section 2.05(b) of the Credit Agreement shall in no event be paid or released as aforesaid until such amounts are due to be applied pursuant to the prepayment of Advances in accordance with such Section 2.05(b).

          (b) On each date (x) during the continuance of any Event of Default and (y) after the fifth Business Day prior to the Working Capital Facility Termination Date, the Managing Agent will pay and release to (i) the applicable Issuing Bank (A) an amount equal to each drawing made on such date under any Letter of Credit issued by such Issuing Bank and (B) an amount equal to the fees and expenses accrued but unpaid to such Issuing Bank on such day and (ii) Funding an amount equal to the excess, if any, of the credit balance of the Funding Cash Collateral Account over an amount equal to 105% of the sum of (A) the aggregate Available Amount of all Letters of Credit then outstanding and (B) the aggregate amount of all fees and expenses owing on or in respect of such Letters of Credit. On the date that all of the Letters of Credit have been fully drawn, expired, terminated or cancelled and all of the fees and expenses of each Issuing Bank have been fully paid, all amounts remaining in the Funding Cash Collateral Account shall be released to Funding or as Flagstar shall so direct.

     SECTION 5. CONSENT TO COMMITMENT REDUCTION WAIVERS. Effective as of the date hereof, the Lenders hereby consent to the waiver by any Lender of any or all of the reduction of its Commitment that would otherwise result from the consummation of the Volume Services Sale Transaction.

     SECTION 6. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when (a) the Managing Agent shall have received counterparts of this Amendment executed by Flagstar, Funding and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Managing Agent that such Lenders have executed this Amendment, (b) the Managing Agent shall have received the Consent attached hereto, signed by each Guarantor and each Grantor, (c) the Managing Agent shall have received a certificate of a duly authorized officer of Flagstar to the effect that each of the representations and warranties set forth in Section 7 hereof shall be true and no event shall have occurred and be continuing that, immediately prior to the effectiveness hereof, constituted a Default and (d) Flagstar shall have paid to the Managing Agent in accordance with Section 2.10 of the Credit Agreement and for the account of each Lender an amendment fee equal to 0.125% of the amount of such Lender's Working Capital Commitment.

     SECTION 7. REPRESENTATIONS AND WARRANTIES. Flagstar represents and warrants as follows:

          (a) The execution, delivery and performance by each Loan Party of this Amendment and the Credit Agreement and Security Agreement, each as amended hereby, and the consummation of the transactions contemplated hereby and thereby are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time), order, writ, judgment, injunction, decree, determination or award applicable to any Loan Party, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien (other than Liens created by or permitted under the Loan Documents) upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries except, as to (ii) and (iii) above, as would not, and would not be reasonably likely to, have a Material Adverse Effect.

          (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment or the Credit Agreement and the Security Agreement, each as amended hereby, or for the consummation of the transactions contemplated hereby, except where the failure to obtain, take, give or make such authorizations, approvals, actions, notices or filings would not, and would not be reasonably likely to, have a Material Adverse Effect.

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          (c) This Amendment and the Consent have been duly executed and delivered by each Loan Party party thereto. Assuming that (i) this Amendment is duly executed and delivered by, and is within the power and authority of, the Required Lenders and (ii) the Credit Agreement has been duly executed and delivered by, and is within the power and authority of the Managing Agent, the Co-Agents and the Lenders, this Amendment and the Credit Agreement and the Security Agreement, each as amended hereby, are the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     SECTION 8. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the Credit Agreement, "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. Upon the effectiveness hereof, on and after the date hereof each reference in the Security Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Security Agreement and each reference in the other Loan Documents to the Security Agreement, "thereunder", "thereof" or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement as amended hereby.

     (b) Except as specifically amended above, each of the Credit Agreement and the Security Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Co-Agent or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     SECTION 9. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 10. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         BORROWERS

                                         FLAGSTAR CORPORATION
                                         By
                                          TITLE: VICE PRESIDENT AND TREASURER

                                         TWS FUNDING, INC.
                                         By
                                          TITLE: TREASURER

                                         LENDERS

                                         [Print or type name of institution]
                                         By
                                          TITLE:

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                                    CONSENT
                         DATED AS OF NOVEMBER 21, 1994.

     The undersigned, each a Guarantor under the Amended and Restated Guaranty dated as of November 16, 1992 (as amended to date, the "GUARANTY") and a Grantor under the Amended and Restated Security Agreement dated as of November 16, 1992 (as amended to date, the "SECURITY AGREEMENT") in favor of the Managing Agent for the Lenders parties to the Credit Agreement referred to in the foregoing Tenth Amendment, Waiver and Consent, hereby consents to said Tenth Amendment, Waiver and Consent and hereby confirms and agrees that (i) each of the Guaranty and the Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, said Tenth Amendment, Waiver and Consent, each reference in each of the Guaranty and the Security Agreement to the Loan Documents or any thereof, "thereunder", "thereof" or words of like import shall mean and be a reference to the Loan Documents or such Loan Document as amended by said Tenth Amendment, Waiver and Consent and (ii) the Security Agreement and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).

SUBSIDIARIES

SIGNIFICANT SUBSIDIARIES

CANTEEN HOLDINGS, INC.
DENNY'S HOLDINGS, INC.
SPARTAN HOLDINGS, INC.
By
   PRESIDENT OR VICE PRESIDENT OF EACH
OF
   THE CORPORATIONS LISTED ABOVE

CANTEEN SUBSIDIARY GROUP

CANTEEN MANAGEMENT SERVICES, INC.
IM PARKS, INC.
IM STADIUM, INC.
TW RECREATIONAL SERVICES, INC.
VOLUME SERVICES, INC. (A KANSAS CORPORATION)
VOLUME SERVICES, INC. (A DELAWARE CORPORATION)
By
   VICE PRESIDENT OR TREASURER OF EACH
OF
   THE CORPORATIONS LISTED ABOVE

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DENNY'S SUBSIDIARY GROUP

CB DEVELOPMENT #6, INC.
C-B-R DEVELOPMENT CO., INC.
DANNY'S DO NUTS #10, INC.
DENNY'S, INC.
DENNY'S MANAGEMENT, INC.
DFC TRUCKING CO.
EAVES PACKING COMPANY, INC.
EL POLLO LOCO, INC.
By
   PRESIDENT OR VICE PRESIDENT OF EACH
OF
   THE CORPORATIONS LISTED ABOVE

DENNY'S RESTAURANTS OF IDAHO, INC.
By
   TITLE: ASSISTANT TREASURER

HAROLD BUTLER ENTERPRISES #362, INC.
HAROLD BUTLER ENTERPRISES #607, INC.
LA MIRADA ENTERPRISES NO. 1, INC.
LA MIRADA ENTERPRISES NO. 5, INC.
LA MIRADA ENTERPRISES NO. 6, INC.
LA MIRADA ENTERPRISES NO. 7, INC.
LA MIRADA ENTERPRISES NO. 8, INC.
LA MIRADA ENTERPRISES NO. 9, INC.
LA MIRADA ENTERPRISES NO. 14, INC.
PORTIONTROL FOODS, INC.
By
   PRESIDENT OR VICE PRESIDENT OF EACH
OF
   THE CORPORATIONS LISTED ABOVE

TWS 300 CORP.
TWS 500 CORP.
TWS 600 CORP.
TWS 700 CORP.
TWS 800 CORP.
WDH SERVICES, INC.
By
   PRESIDENT OR VICE PRESIDENT OF EACH
OF
   THE CORPORATIONS LISTED ABOVE

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CB DEVELOPMENT #9, LTD.
DENNY'S OF CANADA LTD.
DENNY'S RESTAURANTS OF CANADA, LTD.
By
   TITLE: VICE PRESIDENT

SPARTAN SUBSIDIARY GROUP

QUINCY'S RESTAURANTS, INC.
FLAGSTAR ENTERPRISES, INC.
FLAGSTAR SYSTEMS, INC.
SPARTAN REALTY, INC.
By
   TREASURER OF EACH OF
   THE CORPORATIONS LISTED ABOVE

SPARTAN MANAGEMENT, INC.
By
   TITLE: TREASURER

ADDITIONAL GUARANTOR:

AMS HOLDINGS, INC.
By
   TITLE: PRESIDENT OR VICE PRESIDENT

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